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                                                                   EXHIBIT 16.1


              LESLEY, THOMAS, SCHWARZ & POSTMA, INC. LETTERHEAD



                                                                  March 26, 1996

Securities and Exchange Commission
Washington D.C.

        Lesley, Thomas, Schwarz & Postma, Inc., independent certified public accountants, has served as auditors for Bikers Dream, Inc. from December 11, 1991 through July 17, 1995. There have been no disputes with management regarding accounting or integrity issues. We understand Coopers & Lybrand L.L.P. has been appointed as the successor auditors.



                                    /S/ LESLEY, THOMAS, SCHWARZ & POSTMA, INC.

                                        A Professional Accountancy Corporation
                                        Newport Beach, California